Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Mines Management, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mines Management, Inc. (the “Company”) of our report dated March 29, 2012 to the Board of Directors and Stockholders of the Company relating to the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Tanner LLC

Salt Lake City, Utah
January 30, 2013